FIRST SUPPLEMENTAL INDENTURE dated as of November 2, 1995
(this "First Supplement") between EnviroSource, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York corporation, as Trustee (the "Trustee").

                          Recitals of the Company
                          -----------------------

          A. WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of July 1, 1993 (the "Indenture") ; and

          B. WHEREAS, the Company desires to amend and supplement the Indenture in accordance with the terms of Section 9.02 thereof and has requested the Trustee to join in the execution of this First Supplement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in the Indenture and herein, the Company and the Trustee hereby amend and supplement the Indenture as follows:

          1. All defined terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

          2.   Section 1.01 of the Indenture is hereby supplemented as follows:

          Clauses (f) and (g) of the definition of Permitted Liens are hereby deleted in their entirety and replaced with the following:

          (f) Liens securing Indebtedness incurred to finance the construction or purchase of, or repairs, improvements or additions to, property; provided, however, that such property can be pledged to secure only
          --------  -------
          such Indebtedness which is permitted under Section 4.11 reduced dollar-for-dollar by the outstanding principal amount of Indebtedness in excess of $60 million secured in reliance on clause (g) of this definition;
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          provided, further, however, that the Lien may not extend to any
          --------  -------
          property (other than the property purchased, constructed, repaired or improved or contracts relating to the use of such property and/or revenues generated by such property) owned by the Company or any Restricted Subsidiary at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; and provided, further, however,
                                                --------  -------
          that, subject to clause (o) below, any such Lien securing such Indebtedness Incurred after October 13, 1995 may extend only to property purchased, constructed, repaired or improved after October 13, 1995 and contracts relating to the use of such property and revenues generated by such property after such date;

          (g) Liens to secure Indebtedness under the Credit Agreement of up to $100 million in aggregate principal amount outstanding at any one time and all Guarantees thereof;

          3. This First Supplement shall be governed by the laws of the State of New York and shall become effective as of the date first above written.

          4. Except as provided in this First Supplement, the terms and provisions of the Indenture shall continue to remain in full force and effect from and after the date hereof.

          5. The Recitals set forth above shall be construed as the statement of the Company and, in accordance with Section 7.04 of the Indenture, the Trustee assumes no responsibility as to the validity or adequacy of this First Supplement.

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed and delivered this First Supplement as of the day and year first above written.

                                   ENVIROSOURCE, INC.




                                   By:/s/ James C. Hull
                                      Name: James C. Hull
                                      Title: Vice President

ATTEST:



/s/ C.E. Huben
Name: Christina E. Huben
Title: Secretary


                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK



                                   By:/s/ Patricia Stermer
                                      Name: Patricia Stermer
                                      Title: Assistant Vice President

ATTEST:


/s/ Cynthia Chaney
Name: Cynthia Chaney
Title: Assistant Vice President